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                                                                EXHIBIT 10.1


[WOLVERINE TUBE, INC LOGO]



Date:     May 26, 2006
To:       Allan J. Williamson, Corporate Controller
From:     James E. Deason, Senior VP & CFO
cc:       Johann R. Manning, Jr., President & CEO
Subject:  Change-in-Control Severance Agreement
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This memorandum outlines further incentives for your continued employment with
Wolverine Tube, Inc. ("Wolverine"). Below are the terms and conditions of our understanding:

Severance Payment:  In the event of (i) the termination of your employment, other than for cause, at any time in the two-year period following a Change in Control of Wolverine (as that term is defined on the attached Appendix A) or (ii) the relocation of your job to a locale over fifty miles away from your then current location at any time in the two-year period following a Change in Control of Wolverine (as that term is defined on the attached Appendix A), you will be entitled to a severance payment equal to one year of your then current base salary, less applicable taxes and withholdings ("Change in Control Severance Payment"), payable in accordance with Wolverine's normal payroll cycles and severance payment policies and subject to your (i) signing of Wolverine's standard General Release of Claims form and (ii) your agreement to the Non-Solicitation of Employees clause described in Appendix A, attached hereto.

For Cause           Notwithstanding the foregoing, if at any time your
Termination:        employment is terminated for cause, which shall
                    include but not be limited to, termination for reasons related to (i) your commission of an unethical, dishonest or unlawful action, (ii) your violation of a written policy of the company or (iii) your failure to promptly perform your job after appropriate notice, you will not be entitled to the Change-in-Control Severance Payment.

We look forward to your continued leadership at Wolverine and appreciate the contribution you are making to help Wolverine remain a world class organization.

/s/ James E. Deason                                /s/ Allan J. Williamson
---------------------                             ---------------------------
James E. Deason                                   Allan J. Williamson
Senior VP & CFO                                   Corporate Controller
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                                                                    APPENDIX A

Non-solicitation of Employees: During your employment and for a period of one
(1) year following any termination of your employment for any reason, you covenant and agree that you shall not directly or indirectly, on your behalf or on behalf of any person or other entity; solicit or induce, or attempt to solicit or induce, any person to terminate his or her employment with Wolverine who, on the date hereof through the time period extending one year following your termination, is an employee of Wolverine.

Definition of Change in Control of Wolverine:

     (A) Wolverine is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of Wolverine immediately prior to such transaction;

     (B) Wolverine sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of Wolverine immediately prior to such sale or transfer;

     (C) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that (x) any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of Wolverine ("Voting Stock"), or
(y) any person has, during any period, increased the number of shares of Voting Stock beneficially owned by such person by an amount equal to or greater than 20% of the outstanding shares of Voting Stock; provided, however, that transfers of shares of Voting Stock between a person and the affiliates or associates (as such terms are defined under Rule 12b-2 or any successor rule or regulation promulgated under the Exchange Act) of such person shall not be considered in determining any increase in the number of shares of Voting Stock beneficially owned by such person;

     (D) Wolverine files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of Wolverine has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

     (E) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of Wolverine cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each Director who is first elected, or first nominated for election by Wolverine's stockholders, by a vote of at least two-thirds of the Directors of Wolverine (or a committee thereof) then still in office who were Directors of Wolverine at the beginning of any such period will be deemed to have been a Director of Wolverine at the beginning of such period.